UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2008

SS&C Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-135139	06-1169696
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously reported in a Current Report on Form 8-K dated April 22, 2008, the Board of Directors (the “Board”) of SS&C Technologies Holdings, Inc. (the “Company”), a Delaware corporation and the parent of SS&C Technologies, Inc. (“SS&C”), adopted, and the stockholders of the Company (the “Stockholders”) approved, the SS&C Technologies Holdings, Inc. 2008 Stock Incentive Plan (the “Plan”), effective upon the effective date of the Company’s initial public offering (“IPO”). On April 22, 2008, the Board also adopted a form of Stock Option Grant Notice and Stock Option Agreement (the “Option Agreement”) pursuant to which awards will be granted under the Plan to participants.
     On July 30, 2008, the Board voted that the Plan and the Option Agreement shall become effective after approval by the Stockholders of the Plan instead of upon the effective date of the IPO. On July 30, 2008, the Stockholders approved the Plan, effective as of the date of approval.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: August 1, 2008	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer